Exhibit 99.1

August 16, 2023

HF Sinclair Board of Directors Authorizes $1 Billion Share Repurchase Program

DALLAS—(BUSINESS WIRE)—HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today announced its Board of Directors has authorized a $1 billion share repurchase program. This authorization replaces all existing share repurchase authorizations, of which there was approximately $5 million remaining under the Company’s prior $1 billion share repurchase program authorized in September 2022. Share repurchases under the program may be made in the open market or through privately negotiated transactions. Privately negotiated repurchases from REH Company are also authorized under this share repurchase program, subject to REH Company’s interest and other limitations. The timing and amount of share repurchases, including any repurchases from REH Company, will depend on market conditions and corporate, tax, regulatory and other relevant considerations. This share repurchase program may be discontinued at any time by the Board of Directors.

“We are pleased to announce the new $1 billion share repurchase program, which we believe demonstrates our ongoing commitment to return excess free cash flow to shareholders,” said Tim Go, Chief Executive Officer and President of HF Sinclair.

About HF Sinclair Corporation:

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

Forward Looking Statement:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations or the Proposed HEP Transaction (as defined below). Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the ability of the Company or Holly Energy Partners, L.P. (“HEP”) to consummate the proposed transaction (the “Proposed HEP Transaction”) between the Company and HEP; the risk that the Proposed HEP Transaction does not occur; negative effects from the pendency of the Proposed HEP Transaction; failure to obtain the required approvals for the Proposed HEP Transaction; the time required to consummate the Proposed HEP Transaction; the focus of management time and attention on the Proposed HEP Transaction and other disruptions arising from the Proposed HEP Transaction; the ability of the Company to achieve the expected benefits of the Proposed HEP Transaction; legal proceedings that may be instituted against the Company or HEP following the announcement of the Proposed HEP Transaction; limitations on the Company’s ability to effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including increases in interest rates; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities, including the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HF Sinclair Corporation

Craig Biery, 214-954-6510

Vice President, Investor Relations

or

Trey Schonter, 214-954-6510

Sr. Manager, Investor Relations